As filed with the Securities and Exchange Commission on March 27, 2006

                              Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                    LINCOLN EDUCATIONAL SERVICES CORPORATION
             (Exact name of Registrant as specified in its charter)

            New Jersey                                          57-1150621
  (State or other jurisdiction of                            (I.R.S. Employer
   incorporation or organization)                         Identification Number)

                         200 Executive Drive, Suite 340
                          West Orange, New Jersey 07052
              (Address of Registrant's principal executive offices)

                          2005 LONG-TERM INCENTIVE PLAN
                2005 NON-EMPLOYEE DIRECTORS RESTRICTED STOCK PLAN
                            (Full title of the plans)

                                 David F. Carney
                Chairman of the Board and Chief Executive Officer
                    Lincoln Educational Services Corporation
                         200 Executive Drive, Suite 340
                          West Orange, New Jersey 07052
                                 (973) 736-9340
            (Name, address and telephone number of agent for service)

                      With copies of all communication to:
                           Rohan S. Weerasinghe, Esq.
                             Shearman & Sterling LLP
                                  599 Lexington
                            New York, New York 10022
                                 (212) 848-7179


                         CALCULATION OF REGISTRATION FEE

================================== =============== =================== ===================== ==========================
    Title of Securities to be       Amount to be    Proposed Maximum     Proposed Maximum            Amount of
         Registered (1)            Registered (1)    Offering Price     Aggregate Offering       Registration Fee
                                                       Per Share               Price
---------------------------------- --------------- ------------------- --------------------- -------------------------
Ordinary Shares of Common Stock
of Lincoln Educational Services
Corporation
---------------------------------- --------------- ------------------- --------------------- -------------------------
2005 Long-Term Incentive Plan         903,500         $16.69(2)             $15,079,415              $1,613.50
---------------------------------- --------------- ------------------- --------------------- -------------------------
2005 Long-Term Incentive Plan          96,500         $14.21(3)             $ 1,371,265.00           $  146.73
---------------------------------- --------------- ------------------- --------------------- -------------------------
2005 Non-Employee Directors            74,336         $16.69[2]             $ 1,240,667.84           $  132.76
Restricted Stock Plan
---------------------------------- --------------- ------------------- --------------------- -------------------------
2005 Non-Employee Directors            25,664         $18.70[4]             $   479,916.80           $   51.36
Restricted Stock Plan
---------------------------------- --------------- ------------------- --------------------- -------------------------

    (1) In addition, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

    (2) Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of determining the registration fee. Estimated based on the average of the bid and asked prices of the Common Stock, no par value per share, reported on the Nasdaq National Market on March 20, 2006.

    (3) Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share as to 96,500 Ordinary Shares of Common Stock of the Registrant registered with respect to currently outstanding options granted under the 2005 Long-Term Incentive Plan is based on the average weighted exercise price per share of such options and is estimated solely for the purpose of calculating the registration fee.

    (4) Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share as to the 25,664 Ordinary Shares of Common Stock of the Registrant registered with respect to currently outstanding restricted stock granted under the 2005 Non-Employee Directors Restricted Stock Plan is based on the weighted average of such restricted stock and is estimated solely for the purpose of calculating the registration fee.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


                  The information required by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this Registration Statement as required by Rule 428(b)(1).



                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           Incorporation of Documents by Reference.

                  The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated as of their respective dates in this Registration Statement by reference.

              (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

              (b) the Registrant's Current Reports on Form 8-K filed with the
                  Commission on January 6, 2006, February 28, 2006; and

              (c) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1 (File No. 333-123644), filed on June 21, 2005 with the Commission.

                  All documents that we subsequently file with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and are a part thereof from the date of filing of such documents, other than any portion of a Current Report on Form 8-K that has been "furnished" under Items 2.02 and 7.01 of Form 8-K (and any related exhibits).

                  Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Alexandra M. Luster, Lincoln's Vice President, General Counsel and Corporate Secretary, has rendered the opinion that is included as Exhibit 5 to this Registration Statement. Mrs. Luster holds options to purchase a total of 30,000 shares of Lincoln's common stock and may, in the future, receive additional stock options or other awards under the 2005 Long Term Incentive Plan.

Item 6.           Indemnification of Directors and Officers.

                  The New Jersey Business Corporation Act permits or requires indemnification of officers and directors in the event that certain statutory standards of conduct are met.

                  The Registrant's certificate of incorporation and bylaws limits the liability of directors to the maximum extent permitted by New Jersey law. Specifically, a director will not be personally liable for monetary damages for breach of fiduciary duty as a director, except liability for: (i) any breach of their duty of loyalty to the Registrant or the Registrant's stockholders;
(ii) acts or omissions not in good faith or which involve a knowing violation of the law; or (iii) any transaction from which the director derived an improper personal benefit. The limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

                  The Registrant's bylaws provide that it will indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its bylaws covers at least negligence and gross negligence on the part of indemnified parties.

                  The Registrant's bylaws also provide that it will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding and it may advance expenses incurred by its employees or other agents in advance of the final disposition of any action or proceeding. The Registrant's bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in his or her capacity as an officer, director, employee or other agent. The Registrant believes that these bylaw provisions and indemnification agreements are necessary to attract and retain the services of highly qualified persons as directors and officers.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.


     Exhibit No.           Description of Document
     -----------           -----------------------

         4.1 Bylaws of Lincoln Educational Services Corporation (incorporated by reference from the Form S-1 filed on June 21, 2005).

         4.2 Lincoln Educational Services Corporation 2005 Long-Term Incentive Plan (incorporated by reference from the Form S-1 filed on June 21, 2005).

         4.3 Lincoln Educational Services Corporation 2005 Non-Employee Directors Restricted Stock Plan (incorporated by reference from the Form S-1 filed on June 21, 2005)

         5                 Opinion of Alexandra M. Luster, Esq.

         23.1              Consent of Deloitte & Touche LLP.

         23.2              Consent of Alexandra M. Luster, Esq. (included in
                           Exhibit 5).

         24 Power of Attorney (included as part of the signature pages to this Registration Statement).

Item 9.           Undertakings.

                  (a) We undertake:

                  (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that the undertakings set forth in paragraphs
         (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) We further undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for our payment of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, then, unless in the opinion of our counsel the matter has been settled by controlling precedent, we will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, Lincoln Educational Services Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in West Orange, New Jersey, on March 27, 2006.

                                       LINCOLN EDUCATIONAL SERVICES CORPORATION



                                       By:    /s/ Cesar Ribeiro
                                              -----------------------
                                       Name:  Cesar Ribeiro
                                       Title: Chief Financial Officer

                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Cesar Ribeiro and David F. Carney as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute therefor, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the indicated capacities on March 27, 2006.

Name and Signature                                           Title
------------------                                           -----



/s/ David F. Carney                                          Chief  Executive  Officer  and  Chairman of the
------------------------------                               Board of Directors
David F. Carney


/s/ Lawrence E. Brown                                        President, Chief Operating Officer
------------------------------
Lawrence E. Brown



/s/ Scott M. Shaw                                            Senior Vice-President, Strategic Planning &
------------------------------                               Development
Scott M. Shaw



/s/ Cesar Ribeiro                                            Vice-President, Chief Financial Officer and
------------------------------                               Treasurer
Cesar Ribeiro



/s/ Alexis P. Michas                                         Director
------------------------------
Alexis P. Michas



/s/ James J. Burke, Jr.                                      Director
------------------------------
James J. Burke, Jr.



/s/ Steven W. Hart                                           Director
------------------------------
Steven W. Hart



/s/ Jerry G. Rubenstein                                      Director
------------------------------
Jerry G. Rubenstein



/s/ Paul Glaske                                              Director
------------------------------
Paul Glaske



/s/ Peter S. Burgess                                         Director
------------------------------
Peter S. Burgess



                                                             Director
/s/ J. Barry Morrow
------------------------------
J. Barry Morrow


/s/ Celia Currin                                             Director
------------------------------
Celia Currin